SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 23, 2005

VISTULA COMMUNICATIONS SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50758	20-0734966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 801, 405 Park Avenue, New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 317-8900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 23, 2005, our Board of Directors approved an increase, from 8,000,000 to 15,000,000, in the number of shares of our common stock authorized under our 2004 Stock Incentive Plan.  The increase will be submitted to our stockholders for their ratification at our next annual meeting.

ITEM 3.02                                       UNREGISTERED SALES OF EQUITY SECURITIES

On December 23, 2005, we granted options to purchase common stock to the persons and in the amounts that follow:

Employee, Consultant or Director	Shares

Adam Bishop	750,000

Ian Cope	250,000

Olympic Corporate Holdings Limited	500,000

Nick Topham	250,000

George R. Vaughn	100,000

Executive Management Services Limited	4,000,000

Anthony Warrender	250,000

J. Marcus Payne	250,000

All of the above options have an exercise price of $1.50 per share and an expiration date of December 23, 2015.  The options were granted as compensation for consulting, employment or director services, as applicable.  The options will become vested as to 25% of the total number of option shares upon shareholder ratification of the increase in the number of shares authorized under the Company’s 2004 Stock Incentive Plan to 15,000,000 shares described in Item 1.01 above. Thereafter, the options will become vested as to an additional 6.25% of the total number of option shares in quarterly installments beginning on September 30, 2006.  Mr. Payne, one of our directors, is a director of Olympic Corporate Holdings Limited.  Rupert Galliers-Pratt, our Chairman, President and Chief Executive Officer, holds indirect voting and investment control over shares held by Executive Management Services Limited.

These issuances were exempt from registration under the Securities Act of 1933 pursuant to an exemption under Section 4(2) thereof as a sale of securities not involving any public offering.

ITEM 8.01                                       OTHER EVENTS

On December 23, 2005, our Board of Directors approved an increase in the annual fee paid to its non-employee directors from $25,000 per year to $40,000 per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTULA COMMUNICATIONS SERVICES, INC.

Dated: December 30, 2005	/s/ George R. Vaughn
George R. Vaughn
Chief Financial Officer